Exhibit 99

Colgate Announces 2nd Quarter 2023 Results

NEW YORK--(BUSINESS WIRE)--July 28, 2023--Colgate-Palmolive Company (NYSE:CL):

  Net sales increased 7.5%; Organic sales* increased 8.0% with growth in every division and in all four categories
  GAAP EPS declined 17% to $0.60; Base Business EPS* increased 7% to $0.77
  GAAP Gross profit margin and Base Business Gross profit margin* both increased 80 basis points to 57.8%, including a negative 70 basis point impact from private label sales resulting from the previously disclosed acquisitions of pet food businesses
  Net cash provided by operations was $1,457 million for the first six months of 2023
  Colgate’s leadership in toothpaste continued with its global market share at 40.5% year to date
  Colgate’s leadership in manual toothbrushes continued with its global market share at 30.4% year to date
  The Company updated its financial guidance for full year 2023
Second Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2023	2022	Change
Net Sales	$4,822	$4,484	+7.5%
EPS (diluted)	$0.60	$0.72	-17%

Second Quarter Total Company Results (Base Business - Non-GAAP)*
	2023	2022	Change
Organic Sales Growth			+8.0%
Base Business EPS (diluted)	$0.77	$0.72	+7%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Colgate-Palmolive Company (NYSE:CL) today reported results for second quarter 2023. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business second quarter results, “We are pleased to have delivered another quarter of strong top-line momentum along with an increase in profitability. Net sales increased 7.5% and organic sales grew 8.0%. Gross profit margin, operating profit margin, operating profit, net income, earnings per share and free cash flow all increased versus the year ago quarter.

“We believe we are well positioned to continue to drive top and bottom line growth through the balance of 2023 as our gross margin expansion, driven by sustained pricing and the benefits from funding-the-growth and other productivity initiatives, allows us to invest behind our brands. Advertising spending increased significantly in the quarter to drive brand health and in support of our strong innovation and pricing activity. Strong investment levels should continue in the back half of the year as we work to deliver balanced organic sales growth.

“Our strong results this quarter and in the first half add to our confidence that we are executing the right strategies to deliver on our updated 2023 financial targets, drive cash flow and generate long-term value for our stakeholders.”

Full Year 2023 Guidance

Based on current spot rates:

  The Company now expects net sales growth to be 5% to 8% including the benefit from our acquisitions of pet food businesses and a low-single-digit negative impact from foreign exchange.
  The Company now expects organic sales growth to be 5% to 7%.
  On a GAAP basis, the Company still expects gross profit margin expansion, increased advertising investment and double-digit earnings-per-share growth.
  On a non-GAAP (Base Business) basis, the Company still expects gross profit margin expansion and increased advertising investment and now expects earnings-per-share growth to be at the high end of mid-single-digits.

Divisional Performance

The following are comments about divisional performance for second quarter 2023 versus the year ago period. See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Second Quarter Sales Growth By Division (% change 2Q 2023 vs. 2Q 2022)
	Net Sales	Organic Sales*	As Reported Volume**	Organic Volume	Pricing	FX
North America	+1.5%	+2.0%	-7.0%	-7.0%	+9.0%	-0.5%
Latin America	+15.5%	+16.0%	+0.5%	+0.5%	+15.5%	-0.5%
Europe	+6.0%	+5.5%	-6.5%	-6.5%	+12.0%	+0.5%
Asia Pacific	-4.5%	+1.0%	-4.5%	-4.5%	+5.5%	-5.5%
Africa/Eurasia	+4.5%	+20.5%	+10.5%	+10.5%	+10.0%	-16.0%
Hill's	+16.0%	+10.5%	+4.0%	-3.0%	+13.5%	-1.5%

Total Company	+7.5%	+8.0%	-1.5%	-3.0%	+11.0%	-2.0%

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

**The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 7.0% and 1.5% for Hill's and Total Company, respectively.

Second Quarter Operating Profit By Division ($ in millions)
	2Q 2023	% Change vs 2Q 2022	% to Net Sales	Change in basis points vs 2Q 2022 % to Net Sales
North America	$227	16%	23.2%	+290
Latin America	$363	38%	30.8%	+490
Europe	$134	1%	19.8%	-100
Asia Pacific	$169	3%	25.5%	+190
Africa/Eurasia	$62	24%	23.1%	+360
Hill's	$191	-10%	18.1%	-520

Total Company, As Reported	$974	10%	20.2%	+50
Total Company, Base Business*	$992	11%	20.6%	+60

*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

North America (20% of Company Sales)

  Organic sales growth in home care and personal care was partially offset by organic sales declines in oral care.
  In the United States, Colgate's share of the toothpaste market is 33.9% year to date and its share of the manual toothbrush market is 41.0% year to date.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing and cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs.

Latin America (24% of Company Sales)

  Organic sales growth was led by Argentina, Mexico, Brazil and Colombia.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing and cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs and a value-added tax refund in the second quarter of 2022.

Europe (14% of Company Sales)

  Organic sales growth was led by the United Kingdom and Germany.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs and increased advertising investment, partially offset by higher pricing, cost savings from the Company’s funding-the-growth initiatives, favorable mix and lower amortization expenses.

Asia Pacific (14% of Company Sales)

  Organic sales growth led by India, the Philippines and Australia was partially offset by organic sales declines in the Greater China region.
  The increase in Operating profit as a percentage of Net sales was primarily due to cost savings from the Company's funding-the-growth initiatives, decreased advertising investment, higher pricing and lower overhead expenses, partially offset by significantly higher raw and packaging material costs.

Africa/Eurasia (6% of Company Sales)

  Organic sales growth was led by the Eurasia region, Türkiye and South Africa.
  The increase in Operating profit as a percentage of Net sales was primarily due to higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower overhead expenses, partially offset by significantly higher raw and packaging material costs, which included foreign exchange transaction costs, and increased advertising investment.

Hill's Pet Nutrition (22% of Company Sales)

  Organic sales growth led by the United States and Europe was partially offset by organic sales declines in Australia.
  The decrease in Operating profit as a percentage of Net sales was primarily due to significantly higher raw and packaging material costs, unfavorable mix due to private label sales resulting from the previously disclosed acquisitions of pet food businesses and increased advertising investment, partially offset by higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower overhead expenses.

Prepared Materials and Webcast Information

At approximately 7:00 a.m. ET today, Colgate will post its prepared materials (in PDF format) regarding second quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:00 a.m. ET today, Colgate will host a conference call regarding second quarter results. To access this call as a webcast, please go to Colgate’s website at www.colgatepalmolive.com.

About Colgate-Palmolive

Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, elmex, hello, meridol, Sorriso, Tom’s of Maine, EltaMD, Filorga, Irish Spring, PCA SKIN, Protex, Sanex, Softsoap, Speed Stick, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. The Company is recognized for its leadership and innovation in promoting sustainability and community wellbeing, including its achievements in decreasing plastic waste and promoting recyclability, saving water, conserving natural resources and improving children’s oral health through the Colgate Bright Smiles, Bright Futures program, which has reached more than 1.6 billion children since 1991. For more information about Colgate’s global business and how the Company is building a future to smile about, visit www.colgatepalmolive.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).

Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, the impact of foreign exchange, the impact of COVID-19, the impact of the war in Ukraine, cost-reduction plans (including the 2022 Global Productivity Initiative), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:

  Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to an ERISA litigation matter, a foreign tax matter, the 2022 Global Productivity Initiative and product recall costs.
  Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
  Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release discusses Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2023 versus 2022 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2023 and 2022 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2023 and 2022 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023	2022

Net sales	$4,822	$4,484

Cost of sales	2,035	1,930

Gross profit	2,787	2,554

Gross profit margin	57.8%	57.0%

Selling, general and administrative expenses	1,768	1,657

Other (income) expense, net	45	13

Operating profit	974	884

Operating profit margin	20.2%	19.7%

Non-service related postretirement costs	29	12

Interest (income) expense, net	58	31

Income before income taxes	887	841

Provision for income taxes	353	202

Effective tax rate	39.8%	24.0%

Net income including noncontrolling interests	534	639

Less: Net income attributable to noncontrolling interests	32	36

Net income attributable to Colgate-Palmolive Company	$502	$603

Earnings per common share
Basic	$0.61	$0.72
Diluted	$0.60	$0.72

Supplemental Income Statement Information
Average common shares outstanding
Basic	829.4	836.8
Diluted	831.3	839.4

Advertising	$601	$501

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023	2022

Net sales	$9,592	$8,883

Cost of sales	4,093	3,757

Gross profit	5,499	5,126

Gross profit margin	57.3%	57.7%

Selling, general and administrative expenses	3,526	3,298

Other (income) expense, net	90	84

Operating profit	1,883	1,744

Operating profit margin	19.6%	19.6%

Non-service related postretirement costs	323	50

Interest (income) expense, net	112	58

Income before income taxes	1,448	1,636

Provision for income taxes	500	394

Effective tax rate	34.5%	24.1%

Net income including noncontrolling interests	948	1,242

Less: Net income attributable to noncontrolling interests	74	80

Net income attributable to Colgate-Palmolive Company	$874	$1,162

Earnings per common share
Basic(1)	$1.05	$1.39
Diluted(1)	$1.05	$1.38

Supplemental Income Statement Information
Average common shares outstanding
Basic	830.4	838.7
Diluted	832.1	841.5

Advertising	$1,180	$1,007
Note:

(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2023, December 31, 2022 and June 30, 2022

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2023	2022	2022
Cash and cash equivalents	$819	$775	$858
Receivables, net	1,656	1,504	1,490
Inventories	2,039	2,074	2,012
Other current assets	923	760	800
Property, plant and equipment, net	4,431	4,307	3,765
Goodwill	3,373	3,352	3,238
Other intangible assets, net	1,901	1,920	2,314
Other assets	1,085	1,039	1,234
Total assets	$16,227	$15,731	$15,711

Total debt	$8,989	$8,766	$7,986
Other current liabilities	4,597	3,979	4,366
Other non-current liabilities	2,326	2,180	2,801
Total liabilities	15,912	14,925	15,153
Total Colgate-Palmolive Company shareholders’ equity	(64)	401	168
Noncontrolling interests	379	405	390
Total liabilities and equity	$16,227	$15,731	$15,711

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$7,903	$7,816	$7,008
Working capital % of sales	(1.3)%	1.0%	(1.0)%
Note:
(1) Marketable securities of $267, $175 and $120 as of June 30, 2023, December 31, 2022 and June 30, 2022, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2023 and 2022

(Dollars in Millions) (Unaudited)

	2023	2022
Operating Activities
Net income including noncontrolling interests	$948	$1,242
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operations:
Depreciation and amortization	273	276
ERISA litigation matter	267	—
Restructuring and termination benefits, net of cash	(8)	73
Stock-based compensation expense	37	45
Deferred income taxes	(156)	(16)
Cash effects of changes in:
Receivables	(112)	(191)
Inventories	54	(332)
Accounts payable and other accruals	153	(167)
Other non-current assets and liabilities	1	(16)
Net cash provided by (used in) operations	1,457	914

Investing Activities
Capital expenditures	(347)	(300)
Purchases of marketable securities and investments	(225)	(126)
Proceeds from sale of marketable securities and investments	146	35
Payment for acquisition, net of cash acquired	—	(90)
Other investing activities	(12)	(1)
Net cash provided by (used in) investing activities	(438)	(482)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	(415)	988
Principal payments on debt	(903)	—
Proceeds from issuance of debt	1,497	14
Dividends paid	(847)	(814)
Purchases of treasury shares	(551)	(791)
Proceeds from exercise of stock options	259	236
Other financing activities	5	(18)
Net cash provided by (used in) financing activities	(955)	(385)

Effect of exchange rate changes on Cash and cash equivalents	(20)	(21)
Net increase (decrease) in Cash and cash equivalents	44	26
Cash and cash equivalents at beginning of the period	775	832
Cash and cash equivalents at end of the period	$819	$858

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,457	$914
Less: Capital expenditures	(347)	(300)
Free cash flow before dividends	$1,110	$614

Income taxes paid	$450	$477
Interest paid	$129	$65

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2023 and 2022

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Oral, Personal and Home Care

North America	$978	$965	$1,936	$1,891
Latin America	1,178	1,019	2,253	1,973
Europe	678	639	1,328	1,293
Asia Pacific	664	696	1,402	1,422
Africa/Eurasia	268	256	556	523

Total Oral, Personal and Home Care	3,766	3,575	7,475	7,102

Pet Nutrition	1,056	909	2,117	1,781

Total Net Sales	$4,822	$4,484	$9,592	$8,883

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Profit
Oral, Personal and Home Care

North America	$227	$196	$420	$359
Latin America	363	264	678	529
Europe	134	133	250	283
Asia Pacific	169	164	371	370
Africa/Eurasia	62	50	130	94

Total Oral, Personal and Home Care	955	807	1,849	1,635

Pet Nutrition	191	212	374	416
Corporate(1)	(172)	(135)	(340)	(307)

Total Operating Profit	$974	$884	$1,883	$1,744

Note:

(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended June 30, 2023 included charges resulting from the 2022 Global Productivity Initiative of $18.

Corporate Operating profit (loss) for the six months ended June 30, 2023 included product recall costs of $25 and charges resulting from the 2022 Global Productivity Initiative of $23.

Corporate Operating profit (loss) for the three and six months ended June 30, 2022 included charges resulting from the 2022 Global Productivity Initiative of $13 and $76, respectively.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2023 vs. 2022

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	7.5%	8.0%	(1.5)%	(3.0)%	11.0%	(2.0)%

North America	1.5%	2.0%	(7.0)%	(7.0)%	9.0%	(0.5)%

Latin America	15.5%	16.0%	0.5%	0.5%	15.5%	(0.5)%

Europe	6.0%	5.5%	(6.5)%	(6.5)%	12.0%	0.5%

Asia Pacific	(4.5)%	1.0%	(4.5)%	(4.5)%	5.5%	(5.5)%

Africa/Eurasia	4.5%	20.5%	10.5%	10.5%	10.0%	(16.0)%

Total CP Products	5.5%	7.5%	(3.0)%	(3.0)%	10.5%	(2.0)%

Hill’s	16.0%	10.5%	4.0%	(3.0)%	13.5%	(1.5)%

Emerging Markets(2)	7.0%	11.0%	(1.0)%	(1.0)%	12.0%	(4.0)%

Developed Markets	8.0%	6.0%	(2.5)%	(5.0)%	11.0%	(0.5)%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 1.5%, 7.0% and 2.5% for Total Company, Hill's and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2023 vs. 2022

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	8.0%	9.0%	(1.0)%	(2.5)%	11.5%	(2.5)%

North America	2.5%	3.0%	(7.0)%	(7.0)%	10.0%	(0.5)%

Latin America	14.0%	15.0%	(1.5)%	(1.5)%	16.5%	(1.0)%

Europe	2.5%	5.0%	(5.0)%	(5.0)%	10.0%	(2.5)%

Asia Pacific	(1.5)%	5.0%	(1.0)%	(1.0)%	6.0%	(6.5)%

Africa/Eurasia	6.5%	18.5%	2.5%	2.5%	16.0%	(12.0)%

Total CP Products	5.5%	8.0%	(3.5)%	(3.5)%	11.5%	(2.5)%

Hill’s	19.0%	12.0%	8.0%	(0.5)%	12.5%	(1.5)%

Emerging Markets(2)	7.5%	11.5%	(1.5)%	(1.5)%	13.0%	(4.0)%

Developed Markets	8.0%	6.5%	(0.5)%	(3.5)%	10.0%	(1.5)%
Notes:
(1) The impact of the previously disclosed acquisitions of pet food businesses on as reported volume was 1.5%, 8.5% and 3.0% for Total Company, Hill's and Developed Markets, respectively.

(2) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2023	2022
Selling, general and administrative expenses, GAAP	$1,768	$1,657
2022 Global Productivity Initiative	(2)	(3)
Selling, general and administrative expenses, non-GAAP	$1,766	$1,654

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2023	2022	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.7%	37.0%	(30)
2022 Global Productivity Initiative	(0.1)%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.6%	36.9%	(30)

Other (Income) Expense, Net	2023	2022
Other (income) expense, net, GAAP	$45	$13
2022 Global Productivity Initiative	(16)	(10)
Other (income) expense, net, non-GAAP	$29	$3

Operating Profit	2023	2022	% Change
Operating profit, GAAP	$974	$884	10%
2022 Global Productivity Initiative	18	13
Operating profit, non-GAAP	$992	$897	11%

			Basis Point
Operating Profit Margin	2023	2022	Change
Operating profit margin, GAAP	20.2%	19.7%	50
2022 Global Productivity Initiative	0.4%	0.3%
Operating profit margin, non-GAAP	20.6%	20.0%	60

Non-Service Related Postretirement Costs	2023	2022
Non-service related postretirement costs, GAAP	$29	$12
2022 Global Productivity Initiative	(3)	5
Non-service related postretirement costs, non-GAAP	$26	$17

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$887	$353	$534	$32	$502	39.8%	$0.60
Foreign tax matter	—	(126)	126	—	126	(14.2)%	0.15
2022 Global Productivity Initiative	21	4	17	1	16	(0.2)%	0.02
Non-GAAP	$908	$231	$677	$33	$644	25.4%	$0.77

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$841	$202	$639	$36	$603	24.0%	$0.72
2022 Global Productivity Initiative	8	2	6	1	5	—%	—
Non-GAAP	$849	$204	$645	$37	$608	24.0%	$0.72
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Selling, General and Administrative Expenses	2023	2022
Selling, general and administrative expenses, GAAP	$3,526	$3,298
2022 Global Productivity Initiative	(2)	(3)
Selling, general and administrative expenses, non-GAAP	$3,524	$3,295

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2023	2022	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	36.8%	37.1%	(30)
2022 Global Productivity Initiative	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	36.7%	37.1%	(40)

Other (Income) Expense, Net	2023	2022
Other (income) expense, net, GAAP	$90	$84
Product recall costs	(25)	—
2022 Global Productivity Initiative	(21)	(73)
Other (income) expense, net, non-GAAP	$44	$11

Operating Profit	2023	2022	% Change
Operating profit, GAAP	$1,883	$1,744	8%
Product recall costs	25	—
2022 Global Productivity Initiative	23	76
Operating profit, non-GAAP	$1,931	$1,820	6%

			Basis Point
Operating Profit Margin	2023	2022	Change
Operating profit margin, GAAP	19.6%	19.6%	—
Product recall costs	0.3%	—%
2022 Global Productivity Initiative	0.2%	0.9%
Operating profit margin, non-GAAP	20.1%	20.5%	(40)

Non-Service Related Postretirement Costs	2023	2022
Non-service related postretirement costs, GAAP	$323	$50
ERISA litigation matter	(267)	—
2022 Global Productivity Initiative	(4)	(14)
Non-service related postretirement costs, non-GAAP	$52	$36

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2023 and 2022

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2023
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,448	$500	$948	$74	$874	34.5%	$1.05
ERISA litigation matter	267	55	212	—	212	(2.2)%	0.25
Foreign tax matter	—	(126)	126	—	126	(7.3)%	0.15
2022 Global Productivity Initiative	27	5	22	1	21	(0.1)%	0.03
Product recall costs	25	6	19	—	19	—%	0.02
Non-GAAP	$1,767	$440	$1,327	$75	$1,252	24.9%	$1.50

	2022
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,636	$394	$1,242	$80	$1,162	24.1%	$1.38
2022 Global Productivity Initiative	90	19	71	1	70	(0.2)%	0.08
Non-GAAP	$1,726	$413	$1,313	$81	$1,232	23.9%	$1.46
The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustments on Income before income taxes and Provision for income taxes.

Contacts

Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com